EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-276977) and S-8 (Nos. 333-152525, 333-156761, 333-174549, 333-197862, 333-203905, 333-209716, 333-211119, 333-224617, 333-238166, 333-271658 and 333-287149) of AptarGroup, Inc. of our report dated February 6, 2026, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
February 6, 2026